UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2023 (August 9, 2023)

SIRIUSPOINT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Point Building

3 Waterloo Lane

Pembroke HM 08 Bermuda

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 9, 2023, SiriusPoint Ltd. (the “Company”) entered into a standstill agreement (the “Standstill Agreement”) with Mr. Daniel S. Loeb (the “Investor”).

The Standstill Agreement provides, among other things, that the Investor will not (subject to certain exceptions), alone or as part of a group, (i) publicly or privately make a proposal for (or in the case of any tender offer or exchange offer, commence) any tender offer, take-over bid, amalgamation, scheme of arrangement, merger, exchange offer, consolidation, business combination, purchase transaction or other similar extraordinary transaction involving the Company or any of its material subsidiaries or any of their respective securities or material assets, (ii) acquire any additional common shares or other securities of the Company if such acquisition would require the Investor to seek insurance regulatory approval or result in the Investor and his controlled affiliates beneficially owning more than 9.5% of the issued and outstanding common shares of the Company, (iii) knowingly take any action in support of or make any proposal with respect to controlling, changing or influencing the Company’s management, business, capitalization or corporate structure, or (iv) solicit or become a participant in any solicitation of proxies or written consents from shareholders of the Company. The restrictions applicable to the Investor pursuant to the Standstill Agreement will expire on July 1, 2025, subject to earlier expiration in the event the Company determines not to include the Investor on the Company’s slate of nominees for election to the board of directors of the Company at the Company’s 2024 annual general meeting of shareholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated as of August 9, 2023, issued by SiriusPoint Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2023	/s/ Linda Lin
	Name:	Linda Lin
	Title:	Chief Legal Officer and Corporate Secretary